UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2019 (December 17, 2019)

RREEF Property Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-55778 (Commission File Number)	45-4478978 (I.R.S. Employer Identification No.)

875 Third Avenue, 26th Floor, New York, NY 10022
(Address of principal executive offices, including zip code)

(212) 454-4500
(Registrant's telephone number, including area code)

345 Park Avenue, 26th Floor, New York, NY 10154
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On November 19, 2019, RREEF America L.L.C. (“RREEF America”), the advisor and sponsor of RREEF Property Trust, Inc. (the “Company”), entered into a purchase and sale agreement (the “Purchase Agreement”) with Franklin-Redmond LLC, a Washington limited liability company (the “Seller”). The Seller is not affiliated with the Company, RREEF America or any of their respective affiliates. On December 17, 2019, pursuant to the Assignment of Purchase and Sale Agreement by and between RREEF America and RPT Seattle East Industrial, LLC (the “Buyer Entity”), a Delaware limited liability company and an indirect wholly-owned subsidiary of the Company, RREEF America assigned its right, title and interest in and to the Purchase Agreement to the Company, through the Buyer Entity.

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01    Completion of Acquisition or Disposition of Assets

On December 17, 2019 (the “Closing Date”), pursuant to the terms of the Purchase Agreement, the Company completed the purchase of a state-of-the-art last-mile industrial distribution center located in Redmond, Washington (“Seattle East Industrial”) for a gross purchase price of $81.50 million, exclusive of closing costs.

Seattle East Industrial contains 210,321 square feet comprised of a single industrial distribution building centrally located within two miles of downtown Redmond in the Puget Sound Eastside industrial market. Seattle East Industrial is approximately one mile from the State Route 520 highway, providing direct access to Interstates 405, 90 and 5 which connect to greater Puget Sound. Seattle East Industrial is 100% occupied by FedEx Ground Package System, Inc. (the “Tenant”), a wholly-owned subsidiary and a reportable segment of FedEx Corporation (the “Parent”), a public company (NYSE: FDX). The lease has a remaining term of approximately 8.5 years with two five-year extension options.

The Company has engaged CBRE, Inc., a Delaware corporation, as the property manager for Seattle East Industrial.

Item 2.03    Creation of a Direct Financial Obligation

The Company funded the equity portion of the acquisition with cash on hand and a borrowing of $35.6 million from the Company’s existing line of credit with Wells Fargo Bank utilizing available borrowing capacity from previously owned properties.

In connection with the acquisition, on the Closing Date, the Buyer Entity, as borrower, entered into a loan agreement providing for a $45.14 million, non-recourse loan (the “Loan”) from JPMorgan Chase Bank, National Association (“JPMorgan Chase”), which is not affiliated with the Company or any of the Company’s affiliates. The Loan is secured by Seattle East Industrial.

The interest rate for the Loan is fixed at 3.87% with monthly interest-only payments for the entire ten-year term. The maturity date of the Loan is January 1, 2030 with no extension options. The Loan does not allow prepayment for the first two years of the term. Thereafter, for prepayments occurring before October 1, 2029, the Loan permits voluntary prepayment of the full amount of the Loan subject to payment of the applicable prepayment premium, which is equal to the greater of (a) a yield maintenance calculation or (b) 1% of the principal balance. The Loan is prepayable at par during the last three months of the term. Additionally, the Loan allows transfers to be assumed by new borrowers subject to satisfaction, in JPMorgan Chase’s sole discretion, of specified conditions and payment of a fee equal to 0.25% of the outstanding principal balance of the Loan at the time of the first transfer and 0.50% of the outstanding principal balance of the Loan at the time of each such transfer thereafter.

The Buyer Entity paid loan financing costs of approximately $155,000, comprised of lender fees, legal costs and other customary closing costs.

Item 7.01    Regulation FD Disclosure

On December 19, 2019, the Company issued a press release announcing the acquisition of Seattle East Industrial. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and such exhibit is incorporated by reference herein.

The information provided in this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01    Financial Statements and Exhibits

(a) Financial Statements of Property Acquired

The lessee of the acquired property is the Tenant, which is a leading North American provider of small-package ground delivery services. The Tenant’s lease is a triple net lease. The Tenant is a wholly-owned subsidiary of the Parent, which is a public company subject to the periodic reporting obligations of the Securities Exchange Act of 1934, as amended. The Tenant is a reportable segment in the publicly filed reports and financial statements of the Parent. As a result, in lieu of providing financial statements for Seattle East Industrial, the Company refers readers to information regarding the Tenant which can be found in the Parent’s public reports on the Securities and Exchange Commission’s website at www.sec.gov.

(b) Pro Forma Financial Information

Since it is impracticable to provide the required pro forma financial information reflecting the acquisition of Seattle East Industrial at the time of filing, and no pro forma financial information is available at this time, the Company hereby confirms that the required pro forma financial information will be filed on or before March 3, 2020, which date is within the period allowed to file such an amendment.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 19, 2019.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RREEF Property Trust, Inc.
By:	/s/ Eric Russell
Name:	Eric Russell
Title:	Chief Financial Officer

Date: December 19, 2019